Exhibit (c) (2)

Confidential

PRESENTATION TO

THE BOARD OF DIRECTORS OF MUSTANG

Regarding Project Mustang

October 31, 2003

DISCLAIMER

DISCLAIMER

The following pages contain material provided to the Board of Directors (the “Board of Directors”) of Mustang, Inc. (“Mustang” or the “Company”) by Jefferies & Company, Inc. (“Jefferies”) to assist the Board of Directors in evaluating the acquisition of Mustang by its principal stockholder and director (“TK”).

The accompanying material was prepared on a confidential basis solely for use in connection with an oral presentation to the Board of Directors and not with a view towards complying with disclosure standards under state and federal securities laws.  The information contained in this presentation was based upon publicly available information obtained by Jefferies or information furnished by the Company.  Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information, and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fair in all respects.

All budgets, projections, financial analyses, reports and other information with respect to Mustang and its operations contained herein have been prepared by the management of Mustang or are derived from such budgets, projections, financial analyses, reports and other information of Mustang and involve numerous and significant subjective determinations made by the management of Mustang.  The estimates, budgets and projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material.  With respect to Mustang’s financial projections, Jefferies assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Mustang as to the future performance of Mustang.  Neither Jefferies nor any of its advisors or accountants takes any responsibility for the accuracy or completeness of any of the accompanying material.  Jefferies has not been requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise), solvency or financial condition of Mustang or any of its respective subsidiaries or affiliates, nor has Jefferies been furnished with any such evaluations or appraisals.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description.  Furthermore, Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  Accordingly, Jefferies’ analyses must be considered as a whole.  Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.  In its analyses, Jefferies made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Mustang.  Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth herein.  In addition, analyses relating to the value of the Company do not purport to be appraisals or to reflect the prices at which the Company may actually be sold.

These materials are for the use of the Board of Directors only and may not be used for any other purpose without Jefferies’ prior written consent.  These materials do not constitute an opinion of fairness with respect to the offer by TK, nor a recommendation to any holder of equity interests of Mustang as to how such person should vote with respect to any such transaction.

i

TABLE OF CONTENTS

Transaction Overview

Overview of Mustang

Fairness Opinion Overview

Valuation Considerations

ii

TRANSACTION OVERVIEW

TRANSACTION OVERVIEW

On October 23, 2003, the Board of Directors (the “Board of Directors”) of Mustang, Inc. (“Mustang” or the “Company”) received a non-binding indication of interest from the Company’s principal stockholder and director (“TK”) regarding a proposed going-private transaction involving the acquisition of all outstanding shares of Mustang common stock (and securities convertible into or exerciseable for shares of Mustang common stock) not already owned by TK or any of his affiliates (the “Transaction”).

•                  TK’s non-binding indication of interest contemplated the payment of $4.00 in cash for each share of Mustang common stock not already owned by TK or any of his affiliates (and each security convertible into or exerciseable for Mustang common stock, after deducting the conversion or exercise price therefor)

•                  This price represented a 68.8% premium to the closing price of Mustang common stock of $2.37 on October 30, 2003

•                  Total consideration for common stock purchased: $36.2 million

•                  Implied Mustang equity value: $53.3 million

•                  Implied Mustang enterprise value: $32.8 million

•                  TK and his affiliates currently own 4,267,276 shares of common stock of Mustang (representing 32% of Mustang’s common stock calculated on a fully-diluted basis)

•                  The Transaction is expected to be contingent upon (among other things):

•                  Mustang shareholder approval

•                  Holders of a majority of the outstanding shares;

•                  Holders of a majority of the shares that are cast either for or against approval (excluding any shares held by TK or any of his affiliates)

•                  Governmental approval under the Hart-Scott-Rodino Act, if required

•                  Receipt of funding commitments for TK’s financing arrangements from G.E.

TRANSACTION OVERVIEW

Transaction History

•                  12/15/02: Jefferies is retained by the Company to assist in evaluating strategic alternatives.

•                  Summer 2003: Jefferies contacts a limited number of potential acquirors of Mustang.

•                  9/15/03: Eric Halvorson, on behalf of TK, contacts Jefferies to express TK’s indication of interest in a going private transaction at a price in the range of $3.70 to $3.90 per share.

•                  Late September 2003: Board of Directors contacts Eric Halvorson to express interest in TK’s proposed transaction but reject TK’s proposed price range.

•                  10/6/03: Eric Halvorson, on behalf of TK, contacts Jefferies to express TK’s revised indication of interest in a transaction with a price of $3.80 per share.

•                  10/9/03: On behalf of the Board of Directors, Jefferies contacts Eric Halvorson to express continued interest in TK’s proposed transaction but reject TK’s proposed price. On behalf of the Board of Directors, Jefferies suggests that a higher transaction price of $4.30 would be more appropriate.

•                  10/20/03: Eric Halvorson, on behalf of TK, contacts Jefferies to express TK’s revised indication of interest in a transaction with a price of $3.90 per share.

•                  10/23/03: On behalf of the Board of Directors, Jefferies contacts Eric Halvorson to express continued interest in TK’s proposed transaction but reject TK’s proposed transaction price. On behalf of the Board of Directors, Jefferies suggests that a transaction price of $4.10 would be more appropriate.

•                  10/23/03: Eric Halvorson, on behalf of TK, contacts Jefferies to express TK’s revised indication of interest in a transaction with a price of $4.00 per share.

TRANSACTION OVERVIEW

Transaction Rationale

•                  The Company is currently facing several issues that need to be addressed

•                  Declining net revenue which in the latest estimate is not expected to recover to 2002 levels until 2006

•                  The Company has not met its projections in the recent past and the Board of Directors is reluctant to rely on future projections for valuation purposes

•                  Negative trailing twelve-month EBITDA as of June 30, 2003 of $6.0 million

•                  Off from positive $3.7 million for FY 2002

•                  TK is the sole provider of new artwork

•                  Contractually obligated to produce new artwork through approximately 2008

•                  TK has stated that his royalty agreement is below market and that in future negotiations he intends to increase his royalty to market terms

•                  As sole source of the artwork and as the largest shareholder, TK also has effective veto power over any change of control

•                  Small-cap, closely-held public company

•                  Little to no following by Wall Street

•                  No research coverage

•                  Minimal daily stock trading volume (52-week daily average: 10,243 shares)

•                  Minimal interest among likely buyers of Mustang contacted by Jefferies on behalf of the Board of Directors because of, among other things, sole source of content and change of control approval powers

TRANSACTION OVERVIEW

Summary Merger Agreement Terms

•                  For a summary of the terms of the merger agreement, please see the summary prepared by Wilson Sonsini Goodrich & Rosati, the Company’s legal counsel, and distributed to the Board of Directors

TRANSACTION OVERVIEW

Current Market & Proposed Transaction Summary

Current Market Data

Recent Price (10/30/03)	$2.37
52-Week High	3.75
52-Week Low	1.99

Price Per Share	2.37
Diluted Shares Out.(2)	13.2

Equity Market Value	$31.3
Cash(3)	(20.4)
Debt (3)	—
Total Enterprise Value	$10.9

	Metric	TEV/EBITDA
LTM EBITDA	$(6.0)	NM
FY 2003E EBITDA (4)	4.1	2.6	x
FY 2004E EBITDA (4)	8.3	1.3	x

		Price/E.P.S.
LTM EPS (5)	$(0.36)	NM
FY 2003E EPS (4), (5)	0.05	48.3	x
FY 2004E EPS (4)	0.24	9.7	x

Transaction Summary

Offer Price per Share	$4.00
Premium to 1 Day Prior(1)	68.8%
Premium to 1 Week Prior (1)	80.2%
Premium to 1 Month Prior(1)	88.7%
Price Per Share	$4.00
Diluted Shares Out. (2)	13.3

Implied Equity Value	$53.3
Cash(3)	(20.4)
Debt (3)	—
Implied Enterprise Value	$32.8

	Metric	TEV/EBITDA
LTM EBITDA	$(6.0)	NM
FY 2003E EBITDA (4)	4.1	8.0	x
FY 2004E EBITDA (4)	8.3	3.9	x

		Price/E.P.S.
LTM EPS (5)	$(0.36)	NM
FY 2003E EPS (4), (5)	0.05	81.6	x
FY 2004E EPS (4)	0.24	16.3	x

(1)       Figures based on price as of October 30, 2003.

(2)       Diluted shares outstanding based on 13.2 million basic shares outstanding plus all in-the-money options (Treasury Stock Method) per Company’s most recent 10-K filing.

(3)       Figures based on information in Company’s most recent 10-K and 10-Q filing(s).

(4)       Estimates per Company management.

(5)       Excludes extraordinary items, net of taxes where applicable.

TRANSACTION OVERVIEW

Anticipated Timetable

Event	Approximate Timing
Mustang Board Approval	October 31, 2003
Execute Definitive Agreement	October 31, 2003
Transaction Announcement	October 31, 2003
File Proxy Statement and Schedule 13E-3 with SEC	November 7, 2003
Mail Proxy Statement to Mustang Shareholders	December 1, 2003
Mustang Shareholders Meeting	December 30, 2003
Closing of Transaction	December 30-31, 2003

OVERVIEW OF MUSTANG

OVERVIEW OF MUSTANG

Business Description

•                  Mustang, Inc. (“Mustang” or the “Company”) is the designer, manufacturer, marketer, licensor, and distributor of fine art reproductions, based upon the original paintings of TK. The Company believes that the message of TK as a “life-style” brand has far reaching consumer appeal, in that his message celebrates a sense of home, family, nature and traditions, and the Company’s products help create a positive environment, in which to live and work.

•                  The Company’s core manufactured products include premium canvas, archival and open edition lithographs. Lithographs may be purchased as framed or unframed products. The Company also licenses its artwork and trademarks. Licensed products include stationary, calendars, ornaments, gifts, collectibles, home accent and home décor products.

•                  The Company serves a wide consumer base by offering its manufactured and licensed products through a number of channels, including an extensive network of independently owned and operated TK Signature Galleries®, Showcase Galleries and other independent dealers. The Company’s product offering allows its dealers to offer products at a wide range of retail price points.

•                  In addition, the Company has established strategic business relationships with other companies including QVC, Avon, the Bradford Exchange, Hallmark Cards Inc. NCE, Barth & Dreyfus, Books Are Fun, BloomCraft, Joanne Fabrics, La-Z-Boy, Kincaid Furniture, Amcal, Harvest House, Advanced Art, Bullfinch, Home Interiors, Teleflora, Thomas Nelson Publishers, Madacy Entertainment and other key licensing, manufacturing, distribution and publishing partners. The Company’s distribution network has helped to promote TK as a “life-style” brand.

•                  The Company’s marketing strategy is to support its dealers and other business partners with marketing campaigns and special consumer promotions to enhance TK “life-style” brand awareness, generate consumer excitement and increase traffic into authorized dealer locations. During 2002, the Company shifted its marketing program from an image-based strategy to a branded theme based strategy which enables the Company and its licensing partners to concurrently develop complementary gift and collectible products based on the TK brand. During 2002, the Company completed its restructuring and alignment of sales and marketing to focus Company resources exclusively on the TK “life-style” brand.

OVERVIEW OF MUSTANG

Recent Mustang Stock Price Performance

LAST TWELVE MONTHS(1)

(1)       Source: FactSet Research Systems.

OVERVIEW OF MUSTANG

Offer Price to Historical Trading Averages

LTM TRADING HISTORY (1)

(1)       Source: FactSet Research Systems.

OVERVIEW OF MUSTANG

Shares Traded in Specific Price Range

•                  The following charts illustrates that Mustang shares have traded within specific ranges over the last twelve months as of October 30, 2003

•                  48.3% of the stock was purchased between $2.01 and $2.50 per share

•                  79.6% of the stock was purchased below $3.00 per share

•                  96.9% of the stock was purchased below $3.50 per share

LTM SHARES TRADED (1)	LTM CUMULATIVE SHARES TRADED (1)

(1)       Source: FactSet Research Systems

OVERVIEW OF MUSTANG

Projections as of September 17, 2003

($ in millions, except per share amounts)

	Actual	LTM	Actual Qtr. Ending,		Proj. Qtr. Ending,		Projected Year Ending December 31,
	2002	6/30/03	3/31/03	6/30/03	9/30/03	12/31/03	2003	2004	2005	2006	2007	2008	2009
Net Revenues	$103.8	$77.4	$16.2	$10.8	$18.5	$29.6	$75.1	$86.4	$96.4	$101.2	$106.2	$111.5	$117.1
Total Cost of Sales	54.2	41.1	8.7	7.3	8.2	11.4	35.7	38.3	42.7	43.5	45.7	48.0	50.4
Gross Profit	49.6	36.3	7.5	3.4	10.3	18.1	39.4	48.1	53.7	57.7	60.6	63.6	66.8
Depreciation & Amortization	6.0	2.3	0.9	0.9	0.7	0.7	3.3	3.4	3.8	3.8	3.8	3.8	3.8
Total Operating Expenses (incl. D&A)	51.8	44.5	12.5	9.6	7.2	9.3	38.6	43.2	46.8	49.2	51.6	54.2	56.9
EBIT	(2.2)	(8.2)	(5.0)	(6.2)	3.2	8.8	0.8	4.9	6.8	8.5	8.9	9.4	9.8
Net Interest/Other Expense (Income)	(0.3)	(0.5)	(0.1)	(0.1)	(0.1)	(0.1)	(0.5)	(0.6)	(0.8)	(1.2)	(1.5)	(1.7)	(1.9)
Pre-Tax Income	(2.0)	(7.8)	(4.8)	(6.0)	3.3	8.9	1.3	5.5	7.6	9.7	10.4	11.1	11.7
Total Tax (Benefit)/Expense	(0.9)	(3.1)	(1.9)	(2.4)	1.4	3.6	0.6	2.3	3.2	4.0	4.3	4.6	4.9
Extraordinary Gain / (Loss)	—	0.3	0.3	—	—	—	0.3	—	—	—	—	—	—
Net Income	$(1.1)	$(4.3)	$(2.6)	$(3.6)	$2.0	$5.2	$1.0	$3.2	$4.5	$5.7	$6.1	$6.5	$6.9
Basic Shares	13.225	13.226	13.225	13.226	13.226	13.226	13.226	13.226	13.226	13.226	13.226	13.226	13.226
EPS	$(0.08)	$(0.32)	$(0.19)	$(0.27)	$0.15	$0.40	$0.08	$0.24	$0.34	$0.43	$0.46	$0.49	$0.52

EBITDA	$3.7	$(6.0)	$(4.0)	$(5.2)	$3.9	$9.5	$4.1	$8.3	$10.6	$12.3	$12.7	$13.2	$13.6
CAPEX	1.5	1.1	0.3	0.1	0.0	0.0	0.5	1.2	1.2	3.0	3.0	3.5	3.5
Free Cash Flow(1)	2.2	(7.1)	(4.4)	(5.3)	3.8	9.5	3.7	7.1	9.4	9.3	9.7	9.7	10.1

Source: Company Management; all figures actual.

(1) Free Cash Flow defined as EBITDA less CAPEX.

OVERVIEW OF MUSTANG

Summary of Capitalization

($ in millions, except per share amounts)

	June 30, 2003
	Book Value	Market Price (1)	Market Value
	$		$
Cash
Cash and Cash Equivalents	$20.4		$20.4
Restricted Cash	—		—
Total Cash	$20.4		$20.4
Debt
Bank Line of Credit	$—		$—
Convertible Notes Payable to Related Party(2)	—		—
Total Debt	—		—
Stockholders’ Equity	57.8	$2.37	31.3
Total Capitalization	$57.8		$31.3

(1)       Market price as of October 30, 2003.

(2)       Convertible Notes Payable to Related Party were repaid in October 2002.

FAIRNESS OPINION OVERVIEW

FAIRNESS OPINION OVERVIEW

Overview

•                  Jefferies has been engaged as financial advisor to the Board of Directors of Mustang to, among other things, render its opinion as to whether or not the consideration to be received by the Company’s non-TK-affiliated public stockholders in the transaction is fair from a financial point of view

•                  In the course of determining the fairness of the consideration to be received by the Company’s public stockholders in the transaction, Jefferies has examined and undertaken the following analyses and considered the following issues:

•                  A review of the agreement and plan of merger;

•                  A review of certain publicly available historical financial and other information relating to the Company;

•                  A review of certain projected operating results for the Company;

•                  Discussions between Jefferies and various members of senior management of the Company concerning historical and current operations, financial conditions and prospects;

•                  Toured the Company’s facilities;

•                  Conducted conference calls with TK and reviewed his royalty agreement;

•                  An analysis of the valuations of publicly traded companies comparable to the Company;

•                  An analysis of the financial terms of selected M&A transactions involving companies in lines of business comparable to the Company;

•                  An analysis of the premiums paid in selected transactions; and

•                  Discounted cash flow analysis based on projections by Company management

•                  These analyses were prepared solely based on information that was provided by the Company and TK, or that was obtained from publicly available sources

VALUATION CONSIDERATIONS

VALUATION CONSIDERATIONS

Valuation Methodologies

Part of our approach to valuing Mustang utilizes several complementary methodologies

•                  Comparable companies analysis, a method of valuing a target company by reference to publicly-traded companies with similar products, similar operating and financial characteristics and servicing similar markets;

•                  The universe was expanded to include companies of comparable brand awareness, manufacturing / production capabilities, and artist royalty arrangements

•                  Precedent M&A transactions analysis, a method of valuing a business relative to selected M&A transactions involving similar businesses;

•                  The universe was expanded to include companies of comparable brand awareness, manufacturing / production capabilities, and artist royalty arrangements

•                  Premiums paid analysis, a method of valuing a target business by comparing the premium offered to premiums offered in selected M&A transactions; and

•                  Discounted cash flow analysis, a method of valuing a target based on the net present value of its future cash flow potential;

•                  Free cash flow generated through remainder of TK’s existing royalty agreement

•                  Annual output range: 10-12 studio works

•                  Royalty agreement expires in approximately five years (2008)

•                  Terminal value based on value of ongoing business beyond 2008

•                  Applied a multiple of cash flow to 2009 EBITDA

•                  Four scenarios modeled for ongoing business beyond 2008 and assigned probabilities based on Jefferies’ preliminary opinion of likelihood

In addition, we have considered the following qualitative factors: (i) the recent trends and risks relating to the Company specifically, and to the economy and the industries the Company serves and (ii) the alternatives available to the Company other than the Transaction

VALUATION CONSIDERATIONS

Valuation Summary per Share

VALUATION CONSIDERATIONS

Valuation Summary (Cont'd)

($ in millions, except per share amounts)

Methodology	Mustang Statistic(1)	Selected Statistical Range					Implied Enterprise Value Range			Implied Equity Value Range			Implied Value Per Share

COMPARABLE COMPANIES
LTM:
EBITDA	$(6.0)	13.2	x	—	16.1	x	NM		NM	NM		NM	NM		NM
EPS	$(0.36)	12.5	x	—	15.3	x	NM		NM	NM		NM	NM		NM
		Mean					NM		NM	NM		NM	NM		NM
Management Estimates:
FY 2003E EBITDA	$4.1	6.9	x	—	8.5	x	$28.6	—	$35.0	$49.1	—	$55.4	$3.69	—	$4.16
FY 2003E EPS	$0.05	12.9	x	—	15.8	x	$(12.0)	—	$(10.2)	$8.4	—	$10.3	$0.63	—	$0.78
		Mean					$8.3		$12.4	$28.7		$32.8	$2.16		$2.47
FY 2004E EBITDA	$8.3	6.7	x	—	8.2	x	$55.5	—	$67.8	$75.9	—	$88.3	$5.64	—	$6.53
FY 2004E EPS	$0.24	10.7	x	—	13.1	x	$14.1	—	$21.8	$34.6	—	$42.3	$2.61	—	$3.19
		Mean					$34.8		$44.8	$55.3		$65.3	$4.13		$4.86

SELECTED PRECEDENT TRANSACTIONS
LTM EBITDA	$(6.0)	7.6	x	—	9.3	x	NM		NM	NM		NM	NM		NM
LTM EPS	$(0.36)	16.3	x	—	20.0	x	NM		NM	NM		NM	NM		NM
		Mean					NM		NM	NM		NM	NM		NM
PREMIUMS PAID ANALYSIS (2)
Cash-Only Transactions
Mean	44.3%	39.8%		—	48.7%		$23.4	—	$26.3	$43.9	—	$46.7	$3.31		$3.52
Cash and Stock Transactions
Mean	45.8%	41.2%		—	50.4%		$23.9	—	$26.9	$44.3	—	$47.3	$3.35		$3.56
		Mean					$23.7	—	$26.6	$44.1	—	$47.0	$3.33		$3.54
DISCOUNTED CASH FLOW ANALYSIS
							$44.4	—	$61.1	$63.5	—	$80.2	$4.74	—	$5.95

Implied Offer - MergerCo Proposal (3)							$32.8	—	$32.8	$53.3	—	$53.3	$4.00		$4.00

(1)       LTM as of June 30, 2003; LTM and FY 2003E E.P.S. exclude extraordinary items, net of taxes where applicable.

(2)       Premiums Paid analysis is based on the premiums to the price 4 weeks prior to announcement.

(3)       Based on Mustang’s diluted shares outstanding of 13.3 million per the Treasury Stock Method.

COMPARABLE TRADING ANALYSIS

Overview(1)

•                  The Comparable Trading Analysis utilizes multiples derived from comparable publicly traded companies to develop a value for Mustang

•                  We included the following companies in the comparable universe:

•                  Action Performance Companies, Inc. (ATN)

•                  Department 56, Inc. (DFS)

•                  Enesco Group, Inc. (ENC)

•      Fotoball USA, Inc. (FUSA)

•      JAKK’s Pacific, Inc. (JAKK)

•      Martha Stewart Living Omnimedia, Inc. (MSO)

•      Marvel Enterprises, Inc. (MVL)

•                  Polo Ralph Lauren Corporation (RL)

•                  RC2 Corporation (RCRC)

•                  The Topps Company, Inc. (TOPP)

(1)       Note: Marvel and Polo Ralph Lauren have been included for information purposes only and have been excluded from the comparison due to size.

COMPARABLE TRADING ANALYSIS

Comparable Trading Valuation

($ in Millions, except per share data)

	Stock	% of 52-				Enterprise Value as a Multiple of:
	Price	Week	Equity	Enterprise	LTM	Revenue						EBITDA						Price/EPS
Company	10/30/2003	High	Value	Value	Revenue	LTM		2003E		2004E		LTM		2003E		2004E		LTM (1)		2003E (1)		2004E
			($mm)	($mm)	($mm)
Action Performance Companies, Inc.	$20.63	74.4%	$381.1	$358.5	$375.0	1.0	x	1.0	x	0.8	x	4.5	x	N/A	x	N/A	x	10.9	x	14.3	x	11.0	x
Department 56, Inc.	13.97	88.6%	186.7	225.3	204.8	1.1		1.2		N/A		N/A		5.1		N/A		6.5		8.4		10.3
Enesco Group, Inc.	9.89	99.1%	144.0	137.7	239.4	0.6		N/A		N/A		N/A		N/A		N/A		7.1		N/A		10.3
Fotoball USA, Inc.	3.84	82.1%	15.1	11.8	35.4	0.3		N/A		N/A		18.5		N/A		N/A		NM		N/A		N/A
JAKKs Pacific, Inc.	13.06	78.5%	325.6	272.5	299.8	0.9		0.9		0.8		7.6		7.1		5.8		12.4		11.9		10.3
Martha Stewart Living Omnimedia, Inc.	10.40	82.2%	527.1	401.6	272.3	1.5		1.6		1.7		31.6		NM		NM		NM		NM		NM
Marvel Enterprises, Inc.	30.12	99.4%	2,638.2	2,765.7	348.2	7.9		8.9		7.7		18.0		17.5		15.9		23.0		20.2		24.2
Polo Ralph Lauren Corporation	30.31	97.5%	3,205.2	3,232.9	2,450.1	1.3		1.2		1.1		8.7		8.8		6.9		16.5		16.9		12.8
RC2 Corporation	21.22	88.9%	387.8	488.0	236.8	2.1		1.5		1.4		9.7		7.2		6.1		15.5		12.1		10.2
The Topps Company, Inc.	10.28	97.9%	430.3	337.1	281.3	1.2		1.1		1.1		15.9		11.3		10.3		30.9		25.3		19.0
Mustang	$2.37	63.2%	$31.3	$10.9	$77.4	0.1	x	0.1	x	0.1	x	N/M	x	2.6	x	1.3	x	N/M	x	48.3	x	9.7	x

Multiple Analysis:
Mean						1.1	x	1.2	x	1.2	x	14.7	x	7.7	x	7.4	x	13.9	x	14.4	x	11.9	x
Median						1.0		1.2		1.1		12.8		7.2		6.1		11.7		12.1		10.3
High						2.1		1.6		1.7		31.6		11.3		10.3		30.9		25.3		19.0
Low						0.3		0.9		0.8		4.5		5.1		5.8		6.5		8.4		10.2

Note: Marvel and Polo Ralph Lauren have been included for information purposes only and have been excluded from the comparison due to size.

(1) Mustang LTM and FY 2003E E.P.S. exclude extraordinary items, net of taxes where applicable.

COMPARABLE TRANSACTION ANALYSIS

Overview

•      The Comparable Transaction Analysis utilizes multiples derived from comparable acquisitions to develop a value for Mustang

•      We used the following criteria to identify comparable transactions:

•      Brand awareness of target companies

•      Companies engaging in manufacturing, marketing and selling proprietary, often copyrighted material

•      Comparable acquisition targets include:

•      Book publishers

•      Video game developers

•      Music publishers

COMPARABLE TRADING ANALYSIS

Comparable Transaction Valuation

($ in Millions)

	Target /		Transaction		Transaction Value / LTM
Date	Acquiror	Transaction Description	Value		Revenues		EBITDA		Net Income
Book Publishers
2/11/00	Taylor Publishing (Insilco Holding Co.) TP Acquisition Corp. (Castle Harlan Partners III, L.P.)	Publishing business unit	$93.5		0.8	x (1)	5.9	x (1)	13.6	x (1)
6/27/00	ComputerPREP, Inc. Prosoftraining.com	Computer training manuals and systems publisher	$30.1		2.0	x	NM		NM
9/22/00	Dover Publications, Inc. Courier Corporation	Special-interests books publisher	$39.0		1.2	x	6.1	x	9.3	x
8/15/01	Golden Books Family Entertainment, Inc. Random House, Inc. and Classic Media, Inc.	Children’s books publisher	$154.4		1.1	x	NM		NM
8/12/01	Hungry Minds, Inc. John Wiley & Sons, Inc.	Computer, business, and self-help books publisher	$171.6		0.8	x	15.6	x	NM
4/8/02	Klutz (Corus Entertainment Inc.) Scholastic Corporation	Children’s books publisher	$42.8	(2)	1.1	x	NA		NA

1/21/03	Sterling Publishing Co., Inc. Barnes & Noble, Inc.	Publisher of how-to books	$122.6		3.1	x	NM		NM
4/8/03	CRC Press group of companies Taylor & Francis Group plc	Publisher of professional reference books and journals	$95.0		1.8	x	9.5	x	22.5	x
Video Game Developers
12/21/01	Rainbow Multimedia Group, Inc. THQ Inc.	Manufacturer of computer game content	$45.4		4.3	x	NM		27.2	x
4/30/02	Shiny Entertainment, Inc. Infogrames, Inc.	Developer of computer software games	$49.9		8.6	x	NM		NM
Music Publishers
1/4/02	Word Entertainment (Gaylord Entertainment Co.) WMGA LLC (Warner Music Group Inc.)	Contemporary Christian music publishing business	$84.1		0.7	x	NA		NA
8/27/02	Acuff-Rose (Gaylord Entertainment Co.) Sony/ATV Music Publishing	Music publishing catalog business unit	$157.0		10.3	x (1)	NA		NA
Other
2/11/99	Fleer/Skybox International (Marvel Enterprises) Golden Cycle, LLC	Sports and entertainment trading card business unit	$26.0	(3)	0.4	x	NM		NM
4/8/03	Bilston & Battersea Enamels Enesco Holdings Limited	Enamel Collectibles Manufacturer	$3.7		0.4	x	5.2	x (4)	NA

Mean					2.6	x	8.5	x	18.1	x
Median					1.2	x	6.1	x	18.1	x

(1)          Multiple based on annualized data of relevant available public information of target company.

(2)          Additional payments of $31.3 million possible in 2004 and 2005 based upon certain revenue thresholds for Klutz.

(3)          Assumes liabilities assumed by acquiror to be immaterial.

(4)          Translated from pounds sterling to US$; assumes prior year’s depreciation and amortization as no information was available for most recent period.

PURCHASE PRICE PREMIUM ANALYSIS

Overview

•                  The purchase price premium analysis considers transactions with the following criteria:

•                  Completed transactions only

•                  Total transaction value greater than $25 million and less than $250 million

•                  Stock price 4 weeks prior to announcement greater than $1.00

•                  Final price per share greater than $1.00

•                  Announcement dates post July 1, 2001

•                  Completion dates between July 1, 2002 and present

•                  Spin-offs excluded

•                  Parameters considered are:

•                  Premium of final price per share to price 4 weeks prior to announcement date

PURCHASE PRICE PREMIUM ANALYSIS

Target Premium Overview - Close Dates: July 1, 2002 –Present; Cash Only Transactions(1)

($ in Millions, except per share data)

Date Effective	Value of Transaction ($mil)	Acquiror	Target	Target Price 4 weeks prior to Ann.	Price Per Share	Premium

01/24/2003	$43.0	Northwest Bancorp, Warren, PA	Leeds Federal Bankshares Inc	$16.35	$32.00	95.7%
07/26/2002	$150.4	Investor Group	dick clark productions inc	$9.70	$14.50	49.5%
08/22/2002	$30.2	Waypoint Financial Corp, PA	Waypoint Financial Corp, PA	$15.18	$15.95	5.1%
11/22/2002	$26.6	Investor Group	Konover Property Trust Inc	$1.80	$2.10	16.7%
01/23/2003	$35.4	ProAssurance Corp	Meemic Holdings Inc	$21.31	$29.00	36.1%
09/09/2002	$87.4	S&T Bancorp Inc, Indiana, PA	Peoples Financial Corp Inc	$37.00	$52.20	41.1%
07/07/2002	$139.9	Instrumentarium Oyj	SpaceLabs Medical Inc	$13.00	$14.25	9.6%
07/22/2002	$154.2	RBC Centura Banks Inc	Eagle Bancshares Inc, Tucker, GA	$15.45	$26.00	68.3%
08/31/2002	$158.5	Banknorth Group Inc, ME	Bancorp Connecticut Inc	$22.50	$28.00	24.4%
07/17/2002	$83.0	Plantation Petroleum Holdings	Maynard Oil Co	$19.50	$17.00	-12.8%
07/08/2002	$95.6	Boston Scientific Corp	BEI Medical Systems Co	$5.80	$6.84	17.9%
01/01/2003	$89.4	NSB Holding Corp	Liberty Bancorp, Avenel, NJ	$17.87	$26.50	48.3%
07/25/2002	$71.1	Castle Harlan Inc	Morton’s Restaurant Group Inc	$12.98	$17.00	31.0%
08/01/2002	$58.8	Openwave Systems Inc	SignalSoft Corp	$1.17	$2.26	93.2%
07/31/2002	$75.8	Tier Technologies Inc	Official Payments Corp	$2.44	$3.00	23.0%
07/22/2002	$212.3	Novell Inc	SilverStream Software Inc	$4.90	$9.00	83.7%
07/23/2002	$42.8	Intellimark Holdings Inc	Technisource Inc	$2.30	$4.00	73.9%
07/11/2002	$41.2	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$8.94	$9.45	5.7%
11/15/2002	$77.1	Cornerstone Equity Investors	Vestcom International Inc	$3.50	$6.25	78.6%
07/19/2002	$26.3	iDine Rewards Network Inc	iDine Rewards Network Inc	$11.16	$10.62	-4.8%
09/13/2002	$41.6	Investor Group	Seabulk International Inc	$6.00	$8.00	33.3%
09/13/2002	$100.0	Investor Group	Seabulk International Inc	$6.00	$8.00	33.3%
08/05/2002	$112.2	Lennar Corp	Fortress Group Inc	$3.05	$3.68	20.7%
08/23/2002	$101.2	Liberty Broadband Interactive	Wink Communications Inc	$2.31	$3.00	29.9%
11/20/2002	$27.1	New Century Financial Corp	New Century Financial Corp	$28.90	$27.05	-6.4%
08/23/2002	$80.5	Netro Corp	Netro Corp	$2.29	$3.50	52.8%
09/20/2002	$64.1	Synopsys Inc	inSilicon Corp	$2.53	$4.05	60.1%
02/28/2003	$138.0	Samuel J Heyman	International Specialty Prods	$7.70	$10.30	33.8%
10/22/2002	$31.8	HS Morgan	Tab Products Co	$5.15	$5.85	13.6%
09/09/2002	$119.0	Four Seasons Health Care Ltd	Omega Worldwide Inc	$2.00	$3.32	66.0%
08/30/2002	$76.4	Energizer Holdings Inc	Energizer Holdings Inc	$26.97	$29.00	7.5%
10/15/2002	$33.6	Harland Finl Solutions Inc	Interlinq Software Corp	$2.00	$6.25	212.5%
09/13/2002	$133.0	NRT Inc	DeWolfe Cos Inc	$12.60	$19.00	50.8%
12/31/2002	$26.2	First Banks Inc, Clayton, MO	First Banks America Inc, TX	$40.09	$40.54	1.1%
11/01/2002	$178.7	Berkshire Hathaway Inc	CTB International Corp	$12.46	$12.75	2.3%
01/29/2003	$149.8	RBC Centura Banks Inc	Admiralty Bancorp Inc, FL	$21.00	$26.00	23.8%
08/29/2002	$75.4	UTStarcom Inc	UTStarcom Inc	$16.66	$12.57	-24.5%
01/13/2003	$39.2	First Indiana Corp, Indiana	MetroBanCorp, Indianapolis, IN	$9.34	$17.00	82.0%
09/13/2002	$44.1	Charming Shoppes Inc	Charming Shoppes Inc	$6.05	$6.95	14.9%
10/11/2002	$27.5	Local Financial Corp, Oklahoma	Local Financial Corp, Oklahoma	$14.59	$13.38	-8.3%
10/21/2002	$120.0	Dress Barn Inc	Dress Barn Inc	$14.63	$15.00	2.5%
02/28/2003	$29.8	Sterling Financial Corp, WA	Empire Federal Bancorp Inc, MO	$14.05	$19.25	37.0%
04/23/2003	$39.2	Prometheus Assisted Living LLC	ARV Assisted Living Inc	$2.46	$3.90	58.5%
12/13/2002	$65.9	KeyCorp, Cleveland, Ohio	Union Bankshares Ltd, Denver, CO	$13.00	$22.63	74.1%
10/09/2002	$53.0	Investor Group	CommScope Inc	$7.22	$5.20	-28.0%
10/16/2002	$26.0	First Reserve Corp	Quanta Services Inc	$2.65	$3.00	13.2%
10/18/2002	$47.2	Seaboard Corp	Seaboard Corp	$235.00	$203.26	-13.5%
01/08/2003	$247.9	King Pharmaceuticals Inc	Meridian Medical Technologies	$29.49	$44.50	50.9%
01/09/2003	$40.8	Stericycle Inc	Scherer Healthcare Inc	$3.30	$8.57	159.7%
12/13/2002	$95.8	Microsoft Corp	Vicinity Corp	$2.23	$3.33	49.3%
12/02/2002	$85.0	DRS Technologies Inc	Paravant Inc	$3.71	$4.75	28.0%
12/20/2002	$104.7	SSA Global Technologies Inc	Infinium Software Inc	$4.63	$7.00	51.2%
11/26/2002	$29.6	Keynote Systems Inc	Keynote Systems Inc	$6.55	$8.00	22.1%
02/05/2003	$106.1	SHPS Inc	Ebenx Inc	$1.67	$4.85	190.4%
01/21/2003	$68.1	Investor Group	Prophet 21 Inc	$9.16	$16.30	77.9%
03/18/2003	$222.8	Investor Group	CoorsTek Inc	$13.95	$26.00	86.4%
12/11/2002	$27.5	Ralcorp Holdings Inc	Ralcorp Holdings Inc	$20.47	$24.00	17.2%
12/19/2002	$115.2	Berwind Co LLC	Hunt Corp	$9.10	$12.50	37.4%
02/10/2003	$103.8	Johnson & Johnson	OraPharma Inc	$4.83	$7.41	53.4%
09/03/2003	$32.6	MMC Norilsk Nickel Group	Stillwater Mining Co	$5.55	$7.50	35.1%
03/06/2003	$121.8	H Lundbeck A/S	Synaptic Pharmaceutical Corp	$4.01	$6.50	62.1%
03/03/2003	$117.3	Dun & Bradstreet Corp	Hoovers Inc	$5.14	$7.00	36.2%
09/29/2003	$63.9	Savia SA de CV(Pulsar)	Seminis Inc	$2.60	$3.78	45.4%
09/29/2003	$222.0	Investor Group	Seminis Inc	$2.60	$3.40	30.8%
04/23/2003	$94.5	TechTronic Industries Co Ltd	Royal Appliance Manufacturing	$4.47	$7.37	64.9%
03/19/2003	$249.1	Yahoo! Inc	Inktomi Corp	$1.49	$1.65	10.7%
03/26/2003	$161.4	Phillips Edison Ltd	Aegis Realty Inc	$10.70	$11.52	7.7%
03/10/2003	$48.1	CONMED Corp	Bionx Implants Inc	$2.96	$4.35	47.0%
03/03/2003	$239.2	Synopsys Inc	Numerical Technologies Inc	$3.10	$7.00	125.8%
03/28/2003	$133.9	Johnson & Johnson	3-Dimensional Pharmaceuticals	$3.05	$5.74	88.2%

(1)       Source: SDC Platinum.

PURCHASE PRICE PREMIUM ANALYSIS

Target Premium Overview - Close Dates: July 1, 2002 –Present; Cash Only Transactions

($ in Millions, except per share data)

Date Effective	Value of Transaction ($mil)	Acquiror	Target	Target Price 4 weeks prior to Ann.	Price Per Share	Premium

04/08/2003	$153.5	SunGard Data Systems Inc	Caminus Corp	$2.45	$9.00	267.3%
03/03/2003	$61.5	Forrester Research Inc	Giga Information Group Inc	$1.55	$4.75	206.5%
03/31/2003	$53.5	GTG Acquisition Corp	Resonate Inc	$1.76	$1.94	10.2%
03/18/2003	$126.2	BayCorp Holdings Ltd	BayCorp Holdings Ltd	$14.73	$14.85	0.8%
03/17/2003	$121.8	SunGard Data Systems Inc	HTE Inc	$4.85	$7.00	44.3%
03/31/2003	$243.1	Reuters Group PLC	Multex.com Inc	$4.66	$7.35	57.7%
03/01/2003	$25.0	Digitas Inc	Digitas Inc	$3.80	$3.89	2.4%
07/01/2003	$36.3	Alcan Inc	Baltek Corp	$9.02	$15.17	68.2%
03/10/2003	$54.8	Graco Inc	Graco Inc	$26.00	$24.89	-4.3%
09/02/2003	$127.9	Northwest Bancorp, Warren, PA	First Bell Bancorp Inc	$21.60	$26.25	21.5%
07/18/2003	$64.6	CIVCO Holding Inc	Colorado MEDtech Inc	$2.76	$4.75	72.1%
06/12/2003	$111.9	California Investment Fund LLC	National Service Industries	$5.97	$10.00	67.5%
05/21/2003	$121.5	Thomson Corp	Elite Information Group Inc	$9.95	$14.00	40.7%
05/05/2003	$172.7	Computer Network Technology	INRANGE Technologies Corp	$1.88	$2.31	22.9%
09/24/2003	$40.5	Fiserv Inc	Insurance Mgmt Solutions Group	$2.65	$3.30	24.5%
06/30/2003	$77.9	Psychiatric Solutions Inc	Ramsay Youth Services Inc	$4.01	$5.00	24.7%
07/03/2003	$60.7	Investor Group	Lillian Vernon Corp	$4.21	$7.25	72.2%
05/30/2003	$142.5	Crane Co	Signal Technology Corp	$10.90	$13.25	21.6%
05/23/2003	$66.4	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$9.25	$9.97	7.8%
06/16/2003	$51.4	Dendrite International Inc	SYNAVANT Inc	$1.64	$3.22	96.3%
09/24/2003	$136.8	Investor Group	Varsity Brands Inc	$4.62	$6.57	42.2%
05/28/2003	$105.4	Apogent Technologies Inc	Apogent Technologies Inc	$15.20	$17.50	15.1%
07/10/2003	$132.7	Wackenhut Corrections Corp	Wackenhut Corrections Corp	$10.27	$11.00	7.1%
08/28/2003	$30.5	Great Hill Partners LLC	IGN Entertainment Inc	$7.00	$12.00	71.4%
08/15/2003	$75.6	Investor Group	Packaged Ice Inc	$1.84	$3.62	96.7%
08/19/2003	$28.0	Randeep Grewal	GREKA Energy Corp	$3.85	$6.25	62.3%
08/22/2003	$187.3	ICN Pharmaceuticals Inc	Ribapharm Inc	$4.16	$6.25	50.2%
07/16/2003	$26.1	Amazing Savings Holding LLC	Odd Job Stores Inc	$3.15	$3.00	-4.8%
08/08/2003	$30.5	Battery Ventures VI LP	Made2Manage Systems Inc	$4.15	$5.70	37.3%
07/18/2003	$68.7	Capital Growth Partners LLC	United Park City Mines Co	$19.90	$21.00	5.5%
09/22/2003	$103.5	Best Software Inc	Timberline Software Corp	$5.98	$8.25	38.0%
08/22/2003	$95.0	Cato Corp	Cato Corp	$21.00	$18.50	-11.9%
09/12/2003	$115.0	Ascential Software Corp	Mercator Software Inc	$1.61	$3.00	86.3%
09/18/2003	$32.2	InterDigital Commun Corp	InterDigital Commun Corp	$17.50	$16.11	-7.9%
09/29/2003	$30.9	Zapata Corp	Safety Components Intl Inc	$9.00	$11.59	28.8%

CASH ONLY TRANSACTIONS

Mean	44.3%
Median	36.1%
High	267.3%
Low	-28.0%

PURCHASE PRICE PREMIUM ANALYSIS

Target Premium Overview - Close Dates: July 1, 2002 – Present; Cash and Stock Transactions(1)

($ in Millions, except per share data)

Date Effective	Value of Transaction ($mil)	Acquiror	Target	Target Price 4 weeks prior to Ann.	Price Per Share	Premium
07/03/2002	$140.9	Schering AG	Collateral Therapeutics Inc	$4.25	$11.25	164.7%
07/07/2002	$139.9	Instrumentarium Oyj	SpaceLabs Medical Inc	$13.00	$14.25	9.6%
07/08/2002	$95.6	Boston Scientific Corp	BEI Medical Systems Co	$5.80	$6.84	17.9%
07/11/2002	$41.2	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$8.94	$9.45	5.7%
07/17/2002	$83.0	Plantation Petroleum Holdings	Maynard Oil Co	$19.50	$17.00	-12.8%
07/19/2002	$26.3	iDine Rewards Network Inc	iDine Rewards Network Inc	$11.16	$10.62	-4.8%
07/22/2002	$154.2	RBC Centura Banks Inc	Eagle Bancshares Inc, Tucker, GA	$15.45	$26.00	68.3%
07/22/2002	$212.3	Novell Inc	SilverStream Software Inc	$4.90	$9.00	83.7%
07/23/2002	$42.8	Intellimark Holdings Inc	Technisource Inc	$2.30	$4.00	73.9%
07/25/2002	$71.1	Castle Harlan Inc	Morton’s Restaurant Group Inc	$12.98	$17.00	31.0%
07/26/2002	$150.4	Investor Group	dick clark productions inc	$9.70	$14.50	49.5%
07/26/2002	$41.4	Banknorth Group Inc, ME	Ipswich Bancshares, Ipswich, MA	$13.35	$20.50	53.6%
07/31/2002	$89.4	Synovus Financial Corp, GA	Community Financial Group, TN	$18.50	$26.00	40.5%
07/31/2002	$78.7	MeriStar Hotels & Resorts Inc	Interstate Hotels Corp	$2.58	$5.57	115.9%
07/31/2002	$75.8	Tier Technologies Inc	Official Payments Corp	$2.44	$3.00	23.0%
08/01/2002	$58.8	Openwave Systems Inc	SignalSoft Corp	$1.17	$2.26	93.2%
08/05/2002	$112.2	Lennar Corp	Fortress Group Inc	$3.05	$3.68	20.7%
08/21/2002	$151.8	United National Bancorp, Nj	Vista Bancorp, Phillipsburg, NJ	$20.00	$28.36	41.8%
08/22/2002	$143.3	BioMarin Pharmaceutical Inc	Glyko Biomedical Ltd	$7.00	$4.14	-40.9%
08/22/2002	$30.2	Waypoint Financial Corp, PA	Waypoint Financial Corp, PA	$15.18	$15.95	5.1%
08/23/2002	$101.2	Liberty Broadband Interactive	Wink Communications Inc	$2.31	$3.00	29.9%
08/23/2002	$80.5	Netro Corp	Netro Corp	$2.29	$3.50	52.8%
08/29/2002	$75.4	UTStarcom Inc	UTStarcom Inc	$16.66	$12.57	-24.5%
08/30/2002	$118.1	South Finl Group, Greenville, SC	Gulf West Banks Inc	$11.25	$13.95	24.0%
08/30/2002	$76.4	Energizer Holdings Inc	Energizer Holdings Inc	$26.97	$29.00	7.5%
08/31/2002	$158.5	Banknorth Group Inc, ME	Bancorp Connecticut Inc	$22.50	$28.00	24.4%
09/06/2002	$231.3	SmartForce PLC	SkillSoft Corp	$17.92	$12.67	-29.3%
09/09/2002	$87.4	S&T Bancorp Inc, Indiana, PA	Peoples Financial Corp Inc	$37.00	$52.20	41.1%
09/09/2002	$119.0	Four Seasons Health Care Ltd	Omega Worldwide Inc	$2.00	$3.32	66.0%
09/13/2002	$229.5	Network Associates Inc	McAfee.com Corp	$16.25	$15.43	-5.0%
09/13/2002	$41.6	Investor Group	Seabulk International	$6.00	$8.00	33.3%
			Inc
09/13/2002	$100.0	Investor Group	Seabulk International Inc	$6.00	$8.00	33.3%
09/13/2002	$133.0	NRT Inc	DeWolfe Cos Inc	$12.60	$19.00	50.8%
09/13/2002	$44.1	Charming Shoppes Inc	Charming Shoppes Inc	$6.05	$6.95	14.9%
09/20/2002	$64.1	Synopsys Inc	inSilicon Corp	$2.53	$4.05	60.1%
09/27/2002	$180.5	Olin Corp	Chase Industries Inc	$11.80	$11.52	-2.4%
10/09/2002	$53.0	Investor Group	CommScope Inc	$7.22	$5.20	-28.0%
10/11/2002	$27.5	Local Financial Corp, Oklahoma	Local Financial Corp, Oklahoma	$14.59	$13.38	-8.3%
10/15/2002	$33.6	Harland Finl Solutions Inc	Interlinq Software Corp	$2.00	$6.25	212.5%
10/16/2002	$26.0	First Reserve Corp	Quanta Services Inc	$2.65	$3.00	13.2%
10/18/2002	$47.2	Seaboard Corp	Seaboard Corp	$235.00	$203.26	-13.5%
10/21/2002	$120.0	Dress Barn Inc	Dress Barn Inc	$14.63	$15.00	2.5%
10/22/2002	$31.8	HS Morgan	Tab Products Co	$5.15	$5.85	13.6%
10/28/2002	$56.4	JAKKS Pacific Inc	Toymax International Inc	$1.87	$4.50	140.6%
10/29/2002	$111.5	SymmetriCom Inc	Datum Inc	$11.92	$16.84	41.3%
11/01/2002	$178.7	Berkshire Hathaway Inc	CTB International Corp	$12.46	$12.75	2.3%
11/15/2002	$77.1	Cornerstone Equity Investors	Vestcom International Inc	$3.50	$6.25	78.6%
11/18/2002	$222.2	Umpqua Holdings Corp	Centennial Bancorp, Portland, OR	$7.40	$9.35	26.4%
11/20/2002	$27.1	New Century Financial Corp	New Century Financial Corp	$28.90	$27.05	-6.4%
11/22/2002	$26.6	Investor Group	Konover Property Trust Inc	$1.80	$2.10	16.7%
11/26/2002	$29.6	Keynote Systems Inc	Keynote Systems Inc	$6.55	$8.00	22.1%
12/02/2002	$85.0	DRS Technologies Inc	Paravant Inc	$3.71	$4.75	28.0%
12/11/2002	$27.5	Ralcorp Holdings Inc	Ralcorp Holdings Inc	$20.47	$24.00	17.2%
12/13/2002	$65.9	KeyCorp, Cleveland, Ohio	Union Bankshares Ltd, Denver, CO	$13.00	$22.63	74.1%
12/13/2002	$95.8	Microsoft Corp	Vicinity Corp	$2.23	$3.33	49.3%
12/19/2002	$115.2	Berwind Co LLC	Hunt Corp	$9.10	$12.50	37.4%
12/20/2002	$39.4	Remec Inc	Spectrian Corp	$11.93	$3.44	-71.2%
12/20/2002	$104.7	SSA Global Technologies Inc	Infinium Software Inc	$4.63	$7.00	51.2%
12/31/2002	$125.6	Banknorth Group Inc, ME	Warren Bancorp Inc	$12.20	$15.75	29.1%
12/31/2002	$26.2	First Banks Inc, Clayton, MO	First Banks America Inc, TX	$40.09	$40.54	1.1%
01/01/2003	$89.4	NSB Holding Corp	Liberty Bancorp, Avenel, NJ	$17.87	$26.50	48.3%
01/03/2003	$33.6	Midwest Banc Holdings Inc	Big Foot Financial Corp	$16.75	$21.27	27.0%
01/08/2003	$247.9	King Pharmaceuticals Inc	Meridian Medical Technologies	$29.49	$44.50	50.9%
01/09/2003	$40.8	Stericycle Inc	Scherer Healthcare Inc	$3.30	$8.57	159.7%
01/13/2003	$39.2	First Indiana Corp, Indiana	MetroBanCorp, Indianapolis, IN	$9.34	$17.00	82.0%
01/21/2003	$68.1	Investor Group	Prophet 21 Inc	$9.16	$16.30	77.9%
01/23/2003	$35.4	ProAssurance Corp	Meemic Holdings Inc	$21.31	$29.00	36.1%
01/24/2003	$43.0	Northwest Bancorp, Warren, PA	Leeds Federal Bankshares Inc	$16.35	$32.00	95.7%
01/29/2003	$149.8	RBC Centura Banks Inc	Admiralty Bancorp Inc, FL	$21.00	$26.00	23.8%
01/31/2003	$39.4	Angiotech Pharmaceuticals Inc	Cohesion Technologies Inc	$2.03	$4.05	99.5%
02/05/2003	$106.1	SHPS Inc	Ebenx Inc	$1.67	$4.85	190.4%
02/07/2003	$127.0	Valhi Inc	Tremont Corp	$29.80	$65.21	118.8%
02/10/2003	$103.8	Johnson & Johnson	OraPharma Inc	$4.83	$7.41	53.4%
02/28/2003	$138.0	Samuel J Heyman	International Specialty Prods	$7.70	$10.30	33.8%
02/28/2003	$29.8	Sterling Financial Corp, WA	Empire Federal Bancorp Inc, MO	$14.05	$19.25	37.0%
02/28/2003	$67.7	Iberiabank Corp	Acadiana Bancshares, Louisiana	$24.50	$39.38	60.7%
02/28/2003	$247.4	Chittenden Corp, Burlington, VT	Granite State Bankshares, NH	$31.38	$46.00	46.6%
03/01/2003	$25.0	Digitas Inc	Digitas Inc	$3.80	$3.89	2.4%
03/03/2003	$117.3	Dun & Bradstreet Corp	Hoovers Inc	$5.14	$7.00	36.2%
03/03/2003	$239.2	Synopsys Inc	Numerical Technologies Inc	$3.10	$7.00	125.8%

(1) Source: SDC Platinum.

PURCHASE PRICE PREMIUM ANALYSIS

Target Premium Overview - Close Dates: July 1, 2002 –Present; Cash and Stock Transactions (Cont'd)

($ in Millions, except per share data)

Date Effective	Value of Transaction ($mil)	Acquiror	Target	Target Price 4 weeks prior to Ann.	Price Per Share	Premium
03/03/2003	$61.5	Forrester Research Inc	Giga Information Group Inc	$1.55	$4.75	206.5%
03/06/2003	$121.8	H Lundbeck A/S	Synaptic Pharmaceutical Corp	$4.01	$6.50	62.1%
03/10/2003	$48.1	CONMED Corp	Bionx Implants Inc	$2.96	$4.35	47.0%
03/10/2003	$54.8	Graco Inc	Graco Inc	$26.00	$24.89	-4.3%
03/14/2003	$47.6	BB&T Corp, Winston-Salem, NC	Equitable Bank, Wheaton, MD	$26.50	$36.18	36.5%
03/17/2003	$121.8	SunGard Data Systems Inc	HTE Inc	$4.85	$7.00	44.3%
03/18/2003	$222.8	Investor Group	CoorsTek Inc	$13.95	$26.00	86.4%
03/18/2003	$126.2	BayCorp Holdings Ltd	BayCorp Holdings Ltd	$14.73	$14.85	0.8%
03/19/2003	$249.1	Yahoo! Inc	Inktomi Corp	$1.49	$1.65	10.7%
03/25/2003	$45.4	Plug Power Inc	H Power Corp	$2.90	$4.20	44.8%
03/26/2003	$131.4	Fidelity Natl Finl Inc	ANFI Inc	$11.81	$14.71	24.6%
03/26/2003	$105.7	K2 Inc	Rawlings Sporting Goods Co	$5.50	$9.00	63.6%
03/26/2003	$161.4	Phillips Edison Ltd	Aegis Realty Inc	$10.70	$11.52	7.7%
03/28/2003	$133.9	Johnson & Johnson	3-Dimensional Pharmaceuticals	$3.05	$5.74	88.2%
03/31/2003	$53.5	GTG Acquisition Corp	Resonate Inc	$1.76	$1.94	10.2%
03/31/2003	$243.1	Reuters Group PLC	Multex.com Inc	$4.66	$7.35	57.7%
04/07/2003	$41.0	Krispy Kreme Doughnuts Inc	Montana Mills Bread Co Inc	$4.65	$5.06	8.8%
04/08/2003	$153.5	SunGard Data Systems Inc	Caminus Corp	$2.45	$9.00	267.3%
04/23/2003	$39.2	Prometheus Assisted Living LLC	ARV Assisted Living Inc	$2.46	$3.90	58.5%
04/23/2003	$94.5	TechTronic Industries Co Ltd	Royal Appliance Manufacturing	$4.47	$7.37	64.9%
04/30/2003	$79.1	Sky Financial Group Inc, OH	Metropolitan Financial Corp, OH	$2.99	$4.89	63.5%
05/05/2003	$172.7	Computer Network Technology	INRANGE Technologies Corp	$1.88	$2.31	22.9%
05/21/2003	$121.5	Thomson Corp	Elite Information Group Inc	$9.95	$14.00	40.7%
05/23/2003	$66.4	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$9.25	$9.97	7.8%
05/28/2003	$130.8	Cornerstone Realty Income Tr	Merry Land Properties Inc	$9.56	$13.36	39.7%
05/28/2003	$105.4	Apogent Technologies Inc	Apogent Technologies Inc	$15.20	$17.50	15.1%
05/30/2003	$142.5	Crane Co	Signal Technology Corp	$10.90	$13.25	21.6%
05/31/2003	$128.8	Seacoast Financial Services	Bay State Bancorp	$24.55	$27.00	10.0%
06/12/2003	$111.9	California Investment Fund LLC	National Service Industries	$5.97	$10.00	67.5%
06/16/2003	$51.4	Dendrite International Inc	SYNAVANT Inc	$1.64	$3.22	96.3%
06/19/2003	$88.9	Perry Ellis International Inc	Salant Corp	$4.00	$9.48	137.0%
06/25/2003	$27.9	CIBER Inc	AlphaNet Solutions Inc	$1.35	$4.05	200.0%
06/30/2003	$77.9	Psychiatric Solutions Inc	Ramsay Youth Services Inc	$4.01	$5.00	24.7%
07/01/2003	$95.4	OpenTV Corp	ACTV Inc	$1.18	$1.65	39.8%
07/01/2003	$36.3	Alcan Inc	Baltek Corp	$9.02	$15.17	68.2%
07/02/2003	$104.6	Bruker Daltonics Inc	Bruker AXS Inc	$1.45	$1.86	28.3%
07/03/2003	$60.7	Investor Group	Lillian Vernon Corp	$4.21	$7.25	72.2%
07/10/2003	$132.7	Wackenhut Corrections Corp	Wackenhut Corrections Corp	$10.27	$11.00	7.1%
07/16/2003	$26.1	Amazing Savings Holding LLC	Odd Job Stores Inc	$3.15	$3.00	-4.8%
07/18/2003	$64.6	CIVCO Holding Inc	Colorado MEDtech Inc	$2.76	$4.75	72.1%
07/18/2003	$68.7	Capital Growth Partners LLC	United Park City Mines Co	$19.90	$21.00	5.5%
07/22/2003	$98.9	MAF Bancorp, Clarendon Hills, IL	Fidelity Bancorp Inc, IL	$26.23	$31.00	18.2%
07/30/2003	$80.0	Dendreon Corp	Corvas International Inc	$1.39	$2.61	87.8%
08/01/2003	$94.5	Fulton Finl Corp, Lancaster, PA	Premier Bancorp Inc	$14.48	$24.98	72.5%
08/04/2003	$189.1	Gart Sports Co	Sports Authority Inc	$7.51	$5.46	-27.3%
08/08/2003	$30.5	Battery Ventures VI LP	Made2Manage Systems Inc	$4.15	$5.70	37.3%
08/12/2003	$166.3	ScanSoft Inc	SpeechWorks International	$2.53	$4.78	88.9%
			Inc
08/15/2003	$75.6	Investor Group	Packaged Ice Inc	$1.84	$3.62	96.7%
08/18/2003	$50.2	FNB Corp, Christianburg, VA	Bedford Bancshares, Bedford, VA	$17.75	$23.81	34.1%
08/19/2003	$28.0	Randeep Grewal	GREKA Energy Corp	$3.85	$6.25	62.3%
08/21/2003	$40.4	GenVec Inc	Diacrin Inc	$1.07	$2.23	108.4%
08/21/2003	$113.5	Kroll Inc	Factual Data Corp	$16.00	$17.50	9.4%
08/22/2003	$187.3	ICN Pharmaceuticals Inc	Ribapharm Inc	$4.16	$6.25	50.2%
08/22/2003	$95.0	Cato Corp	Cato Corp	$21.00	$18.50	-11.9%
08/28/2003	$30.5	Great Hill Partners LLC	IGN Entertainment Inc	$7.00	$12.00	71.4%
09/02/2003	$127.9	Northwest Bancorp, Warren, PA	First Bell Bancorp Inc	$21.60	$26.25	21.5%
09/03/2003	$32.6	MMC Norilsk Nickel Group	Stillwater Mining Co	$5.55	$7.50	35.1%
09/12/2003	$115.0	Ascential Software Corp	Mercator Software Inc	$1.61	$3.00	86.3%
09/18/2003	$82.8	GTECH Holdings Corp	Interlott Technologies Inc	$6.51	$9.00	38.2%
09/18/2003	$32.2	InterDigital Commun Corp	InterDigital Commun Corp	$17.50	$16.11	-7.9%
09/19/2003	$28.6	Quovadx Inc	CareScience Inc	$1.19	$2.09	75.6%
09/22/2003	$103.5	Best Software Inc	Timberline Software Corp	$5.98	$8.25	38.0%
09/24/2003	$40.5	Fiserv Inc	Insurance Mgmt Solutions Group	$2.65	$3.30	24.5%
09/24/2003	$136.8	Investor Group	Varsity Brands Inc	$4.62	$6.57	42.2%
09/29/2003	$222.0	Investor Group	Seminis Inc	$2.60	$3.40	30.8%
09/29/2003	$63.9	Savia SA de CV(Pulsar)	Seminis Inc	$2.60	$3.78	45.4%
09/29/2003	$30.9	Zapata Corp	Safety Components Intl Inc	$9.00	$11.59	28.8%
10/16/2003	$141.9	Hyperion Solutions Corp	Brio Software Inc	$2.29	$3.44	50.2%

STOCK AND CASH TRANSACTIONS

Mean	45.8%
Median	37.4%
High	267.3%
Low	-71.2%

DISCOUNTED CASH FLOW

Overview

•                  The Discounted Cash Flow Analysis calculates the net present value of Mustang’s future free cash flow and terminal value

•                  For our purposes we took the present value of the cash flow (estimated by Company Management) generated from Q4 2003 - 2008

•                  The free cash flow generated through 2008 reflects TK’s existing royalty agreement

•                  Four scenarios were modeled for the ongoing business beyond 2008 for purposes of calculating a terminal value

	Scenario 1	Scenario 2	Scenario 3	Scenario 4
Description:	Status quo. TK renews royalty agreement in 2008 with Mustang at terms that mirror the existing contract.	TK renews royalty agreement in 2008 with Mustang at higher terms.	TK does not renew royalty agreement with Mustang. 2009E + sales are impacted by the loss of new artwork (50% decrease in product sales, freight and other revenues; no change to licensing).	TK does not renew royalty agreement with Mustang. 2009E + sales are impacted by the loss of new artwork and the reduced customer traffic thus impacting sales of previously produced products.

Terms of New Contract (2009)
Term:	10 years	10 years	NA	NA
Royalty:	5.0% of new revenues	12.5% of new revenues	NA	NA

Projections ($ in millions)
2003E - 2008E	Status quo	Status quo	Status quo	Status quo
2009E +	Status quo	Status quo except for royalty fees	50% decrease in certain revenues	60% decrease in all revenues
2009E Revenue	$117.1	$117.1	$65.4	$44.6
2009E EBITDA	$13.6	$9.9	$9.4	$7.5

DISCOUNTED CASH FLOW

Overview (cont'd.)

($ in Millions)

•                  The terminal value in 2008 is derived by applying a multiple of cash flow to 2009E EBITDA

•                  The following tables outline the potential terminal values based on scenarios 1 through 4 at various multiples and discount rates:

	Multiple of 2009E EBITDA ($13.6 million)
Scenario 1	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$32.7	$36.0	$39.2	$42.5	$45.8
16.25%	30.9	34.0	37.1	40.2	43.3
17.50%	29.2	32.1	35.1	38.0	40.9
18.75%	27.6	30.4	33.2	35.9	38.7
20.00%	26.2	28.8	31.4	34.0	36.6

	Multiple of 2009E EBITDA ($9.9 million)
Scenario 2	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$23.8	$26.1	$28.5	$30.9	$33.3
16.25%	22.4	24.7	26.9	29.2	31.4
17.50%	21.2	23.3	25.5	27.6	29.7
18.75%	20.1	22.1	24.1	26.1	28.1
20.00%	19.0	20.9	22.8	24.7	26.6

	Multiple of 2009E EBITDA ($9.4 million)
Scenario 3	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$13.5	$15.7	$18.0	$20.2	$22.5
16.25%	12.7	14.9	17.0	19.1	21.2
17.50%	12.1	14.1	16.1	18.1	20.1
18.75%	11.4	13.3	15.2	17.1	19.0
20.00%	10.8	12.6	14.4	16.2	18.0

	Multiple of 2009E EBITDA ($7.5 million)
Scenario 4	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$10.9	$12.7	$14.5	$16.3	$18.1
16.25%	10.3	12.0	13.7	15.4	17.1
17.50%	9.7	11.3	12.9	14.5	16.2
18.75%	9.2	10.7	12.2	13.8	15.3
20.00%	8.7	10.1	11.6	13.0	14.5

•                  The discount rate assumed is based on the Company’s weighted average cost of capital, calculated at 13.6%

•                  The weighted average cost of capital for the comparable company universe ranges from 8.9% - 13.6%

•                  A premium to the Company’s WACC was applied in order to develop a discount rate range due to the following considerations:

(i)                                     Projection variance

(ii)                                  Unpredictable nature of creative resources

(iii)                               Dependence on single vendor of product

DISCOUNTED CASH FLOW

Summary of Discounted Cash Flow Analysis

•                  The following tables outline the per share equity values corresponding to scenarios 1 through 4:

	Multiple of 2009E EBITDA ($13.6 million)
Scenario 1	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$6.27	$6.51	$6.75	$6.98	$7.22
16.25%	6.07	6.29	6.52	6.74	6.96
17.50%	5.88	6.09	6.30	6.51	6.72
18.75%	5.70	5.90	6.10	6.30	6.50
20.00%	5.53	5.72	5.91	6.10	6.28

	Multiple of 2009E EBITDA ($9.9 million)
Scenario 2	5.0x	5.5x	6.0x	6.5x	7.0x
Discount Rate
15.00%	$5.63	$5.80	$5.97	$6.14	$6.31
16.25%	5.46	5.62	5.79	5.95	6.11
17.50%	5.30	5.46	5.61	5.76	5.92
18.75%	5.15	5.30	5.44	5.59	5.73
20.00%	5.01	5.15	5.29	5.42	5.56

	Multiple of 2009E EBITDA ($9.4 million)
Scenario 3	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$4.89	$5.05	$5.21	$5.38	$5.54
16.25%	4.76	4.92	5.07	5.22	5.38
17.50%	4.64	4.79	4.93	5.08	5.22
18.75%	4.53	4.67	4.80	4.94	5.08
20.00%	4.42	4.55	4.68	4.81	4.94

	Multiple of 2009E EBITDA ($7.5 million)
Scenario 4	3.0x	3.5x	4.0x	4.5x	5.0x
Discount Rate
15.00%	$4.70	$4.83	$4.96	$5.09	$5.22
16.25%	4.58	4.71	4.83	4.95	5.08
17.50%	4.47	4.59	4.71	4.82	4.94
18.75%	4.37	4.48	4.59	4.70	4.81
20.00%	4.27	4.37	4.48	4.58	4.69

DISCOUNTED CASH FLOW

Summary of Discounted Cash Flow Analysis (cont'd)

($ in Millions, except per share values)

•                  Jefferies based the following probabilities of each of scenarios 1 through 4 on conversations with Management and TK:

	Scenario
	1	2	3	4
Probability	5.0%	50.0%	25.0%	20.0%

•                  These probabilities result in the following enterprise values for Mustang:

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$52.0	$54.3	$56.5	$58.8	$61.1
16.25%	49.9	52.1	54.2	56.4	58.5
17.50%	48.0	50.0	52.0	54.1	56.1
18.75%	46.1	48.1	50.0	51.9	53.8
20.00%	44.4	46.2	48.0	49.9	51.7

•                  Which equate to the following range of values per share:

	Multiple of 2009E EBITDA (Scenarios 1&2 / 3&4)
	5.0x / 3.0x	5.5x / 3.5x	6.0x / 4.0x	6.5x / 4.5x	7.0x / 5.0x
Discount Rate
15.00%	$5.29	$5.45	$5.62	$5.78	$5.95
16.25%	5.14	5.30	5.45	5.61	5.76
17.50%	5.00	5.15	5.29	5.44	5.59
18.75%	4.87	5.01	5.15	5.28	5.42
20.00%	4.74	4.87	5.01	5.14	5.27

DISCOUNTED CASH FLOW

Weighted Average Cost of Capital

		Mustang	ATN	DFS	ENC	FUSA	JAKK	MSO	MVL	RL	RCRC	TOPP
Inputs:	Symbol	Value
Risk-free Interest Rate (LT-treasury rate)(1)	Rf	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%
Market Risk Premium(2)	Rm	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
Market Cap Risk Premium(3)	Rp	3.5%	0.0%	3.5%	3.5%	3.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Unlevered Asset Beta of Comparables(4)	Ba	0.80	0.78	0.81	0.81	0.80	0.80	0.77	0.82	0.79	0.81	0.79
Comparables Tax Rate	t	36.0%	36.4%	36.6%	36.3%	36.2%	37.8%	36.7%	36.2%	36.5%	36.4%	36.7%
Weight of Equity of Measured Company	Wem	100.0%	91.6%	82.4%	99.2%	96.4%	76.9%	100.0%	94.5%	92.4%	76.8%	100.0%
Weight of Debt of Measured Company	Wdm	0.0%	8.4%	17.6%	0.8%	3.6%	23.1%	0.0%	5.5%	7.6%	23.2%	0.0%
Weight of Equity of Comparables(4)	We	90.4%	90.3%	91.4%	89.3%	90.4%	92.1%	89.2%	89.9%	90.2%	92.1%	89.2%
Weight of Debt of Comparables(4)	Wd	9.6%	9.7%	8.6%	10.7%	9.6%	7.9%	10.8%	10.1%	9.8%	7.9%	10.8%
Levered Equity Beta of Comparables (Ba*(1+(Wd/We*(1-t)))	Be	0.85	0.83	0.86	0.87	0.85	0.85	0.83	0.88	0.84	0.85	0.85

Cost of Equity:
Levered Equity Beta of Measured Company	Bem	0.71	1.00	0.80	0.72	0.43	0.92	0.99	0.66	0.94	0.83	0.84
Multiply: Market Risk Premium	Rm	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%	7.0%
Industry Risk Premium		5.0%	7.0%	5.6%	5.0%	3.0%	6.4%	6.9%	4.6%	6.6%	5.8%	5.9%
Plus: Risk-Free Interest Rate	Rf	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%	5.2%
Plus: Micro-Cap Risk Premium	Rp	3.5%	0.0%	3.5%	3.5%	3.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Cost of Equity (Rf+Rp+Bem*(Rm))	Ke	13.6%	12.2%	14.3%	13.7%	11.7%	11.6%	12.1%	9.8%	11.7%	11.0%	11.0%

Pre-tax cost of debt(5)	Kd	0.0%	4.7%	2.9%	3.8%	4.5%	4.6%	0.0%	11.9%	5.9%	3.6%	0.0%
Multiply:Tax Rate	t	41.5%	37.4%	36.0%	38.4%	40.0%	24.0%	35.0%	40.0%	36.5%	38.0%	35.0%
Cost of Debt (Kd*(1-t))		0.0%	2.9%	1.9%	2.4%	2.7%	3.5%	0.0%	7.1%	3.7%	2.2%	0.0%

Calculation WACC:
WACC ((Ke*Wem)+((Kd*(1-t))*Wdm))		13.6%	11.4%	12.1%	13.6%	11.4%	9.7%	12.1%	9.6%	11.1%	8.9%	11.0%
Average WACC (Excluding Mustang)		11.1%

(1)   Based on approximate 30-year Treasury rate.

(2)   Long-horizon equity risk premium per Ibbotson Associates.

(3)   Micro-cap equity size premium per Ibbotson Associates.  Accounts for the greater risks associated with micro-cap stocks (defined by Ibbotson as having a market capitalization less than $314 million) relative to large capitalization stocks.

(4)   Based on mean of comps and excludes comparables with less than 10,000 shares traded on average per day over the previous 3 months.

(5)   Based on average cost of debt.